Filed pursuant to Rule 424(b)(5)

Registration No. 333-252492

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 15, 2021)

$75,000,000 of Common Stock

American Battery Metals Corporation (the “Company” or “we”) is offering, pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) by and between us and Tysadco Partners LLC, a Delaware limited liability company (“Tysadco”), this prospectus supplement and the accompanying base prospectus, up to $75,000,000 of the Company’s common stock (the “Common Stock”), par value $0.001 per share (the “Equity Line Shares”). The Equity Line Shares will be issued from time to time during the two-year term of the Purchase Agreement from April 2, 2021.

Our common stock is quoted on the OTCQB marketplace maintained by OTC Markets Group, Inc. (“OTC Markets”), under the symbol “ABML.” On June 24, 2021, the last reported sale price of our common stock on OTC Markets was $2.18 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of certain Equity Line Shares to the investors in book-entry form through the facilities of The Depository Trust Company, is expected to be made in June, 2021.

The date of this prospectus supplement is June 30, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Incorporation of Certain Information by Reference” in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “American Battery Metals Corporation,” the “Company,” “we,” “our,” or “us,” refer to American Battery Metals Corporation unless the context suggests otherwise.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

We are a startup company in the lithium-ion battery industry that is working to increase the domestic U.S. production of four battery metals through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium-ion batteries for the recovery of battery metals. Through this three-pronged approach, we are working to both increase the domestic production of these battery metals, and also to ensure that as these materials reach their end of lives that the constituent elemental battery metals are returned to the manufacturing supply chain in a closed-loop fashion.

Equity Line of Credit

On April 2, 2021, the Company entered into a Purchase Agreement with Tysadco. Pursuant to the Purchase Agreement, Tysadco committed to purchase, subject to certain restrictions and conditions, up to $75,000,000 of the Company's common stock, over a period of 24 months from April 2, 2021 (the “Effective Date”). Pursuant to the Purchase Agreement, the Company has issued 750,000 restricted shares of common stock to Tysadco as a commitment fee.

The Purchase Agreement provides that at any time after the Effective Date, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct Tysadco to buy the lesser of $10,000,000 in common stock or 200% of the average shares traded for the 5 days prior to the closing request date, at a purchase price of 95% of the average of the 5-day median share price during the five (5) trading days commencing on the first trading day following delivery and clearing of the delivered shares, with a minimum request of $25,000. The payment for the shares covered by each request notice will occur on the business day following the valuation period, which is the five-day period immediately following the delivery of the purchased shares.

Registered Direct Offering

On April 28, 2021, we closed a registered direct offering conducted pursuant to a securities purchase agreement (the “RD Purchase Agreement”) with the purchasers set forth on the signature page thereto (the “Purchasers”) for the purchase and sale of an aggregate of 9,090,910 shares of the Company’s common stock in a registered direct offering at a purchase price of $1.65 per Share for the aggregate gross proceeds to the Company of approximately $15,000,000, before deducting placement agent fees and expenses. Pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated as of April 26, 2021, by and between the Company and A.G.P./Alliance Global Partners (“AGP”), the Company engaged AGP to act as the Company’s non-exclusive placement agent in connection with the registered direct offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay AGP a cash fee (the “Cash Fee”) of 7.0% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to pay all the fees and expenses relating to this offering, including the fees and expenses of AGP’s legal counsel not exceeding $75,000. In addition, the Company agreed to issue to AGP (or its designees) certain placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 3.0% of the aggregate number of shares of Common Stock sold under the RD Purchase Agreement. The Placement Agent Warrants will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the initial issuance date and expiring on the five year anniversary thereof, and have an exercise price of $1.815 per share, subject to certain adjustments set forth therein.

The shares and Placement Agent Warrants (and underlying shares) were offered and issued, pursuant to the Prospectus Supplement dated April 26, 2021 to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252492) filed with the Securities and Exchange Commission on January 28, 2021 and declared effective on March 15, 2021.

Appointment of David Corsaut as the Principal Financial Officer

Effective May 11, 2021, David Corsaut assumed the role and responsibilities as the Principal Financial Officer of the Company in addition to his existing role as the Chief Financial Officer.

Company Information

We were incorporated under the laws of the State of Nevada on October 6, 2011, for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company, if and when it ever occurs. We have limited operating history and have not yet generated or realized any revenues from our activities. Our principal executive offices are located at 930 Tahoe Blvd., Suite 802-16, Incline Village, NV 89451.

THE OFFERING

Securities we are offering	Up to $75,000,000 of Common Stock. The Equity Line Shares will be issued from time to time during the two-year term of the Purchase Agreement from April 2, 2021.

Common Stock to be outstanding after this offering	608,790,617 shares of common stock (assuming the offering price of the Equity Line Shares at $2.185 per share and the sale of all of the Equity Line Shares by the Company)

Assumed Offering price	$2.185 per share, assuming sold on June 18, 2021

Use of proceeds

We estimate the net proceeds to us from this offering, will be approximately $75 million after deducting estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital to accelerate the building of finished goods inventory to address increasing customer demand and to insure the construction of the Pilot Plant, purchase and installation of capital equipment and commissioning of our Pilot Plant to recycle lithium-ion batteries. See “Use of Proceeds.” There can be no assurance that any or all of the common stock will be sold.

OTC Pink stock symbol	ABML

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

The number of shares of common stock outstanding after this offering is based on 572,749,427 shares of our common stock outstanding as of June 24, 2021. Unless we specifically state otherwise, the share information in this prospectus supplement excludes, as of that date,:

•500,000 shares of common stock issuable upon conversion of 500,000 shares of Series A Preferred Stock issued and outstanding ;

•16,616,000 shares of common stock issuable upon conversion of 207,700 shares of Series C Preferred Stock issued and outstanding;

•1,616,000 shares of common stock issuable upon exercise of warrants with weighted average exercise price of $0.25 per share;

•25,500,000 shares of common stock issuable upon exercise of warrants with weighted average exercise price of $0.075 per share; and

•500,000 shares of common stock issuable upon exercise of warrants with weighted average exercise price of $0.15 per share.

RISK FACTORS

We will have broad discretion in the use of the net proceeds from this offering and we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital to accelerate the building of finished goods inventory to address increasing customer demand. See “Use of Proceeds.” However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, the investor in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 34,324,943 shares of the Common Stock (excluding the Discounted Shares) in this offering at the assumed offering price of $2.185 per share and after deducting estimated offering expenses payable by us, the investor in this offering can expect an immediate dilution of $1.94 per share. See “Dilution.”

The market price of our Common Stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our Common Stock to decrease and could cause you to lose some or all of your investment in our Common Stock.

During the first quarter of 2021, the market price of our Common Stock fluctuated from a high of $4.90 per share to a low of $0.70 per share, and our stock price continues to fluctuate. The market price of our Common Stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•our ability to grow our revenue and customer base;

•the announcement of new products or product enhancements by us or our competitors;

•developments concerning regulatory oversight and approvals;

•variations in our and our competitors’ results of operations;

•successes or challenges in our collaborative arrangements or alternative funding sources;

•developments in the health care and life science industries;

•future issuances of Common Stock or other securities;

•the addition or departure of key personnel;

•announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and the market for health care and life science companies in particular, has recently experienced extreme price and volume fluctuations. The volatility of our Common Stock is further exacerbated due to its low trading volume. Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock and the loss of some or all of your investment.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after estimated offering expenses payable by us of $25,000, will be approximately $75 million. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold, in which case our net proceeds would be reduced. There can be no assurance that any or all of the shares will be sold.

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital to accelerate the building of finished goods inventory to address increasing customer demand, and to insure the construction of the Pilot Plant, purchase and installation of capital equipment and commissioning of our Pilot Plant to recycle lithium-ion batteries.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2021.

Our historical net tangible book value at March 31, 2021 was approximately $7.5 million, or $0.015 per share.

Our pro forma net tangible book value as of March 31, 2021, after our sale of 36,041,190 (including the sale of 1,716,247 shares as the discounted shares (the “Discounted Shares”) shares of common stock for gross proceeds of $75,000,000, prior to deducting estimated offering expenses of $25,000, under the Purchase Agreement with Tysadco on April 2, 2021, was approximately $82.5 million or $0.14 per share.

The following table illustrates per share dilution:

Assumed public offering price per share	$2.185
Net tangible book value per share as of March 31, 2021	$0.015
Increase in net tangible book value per share attributable to this offering	$0.128
Pro forma as adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering	$0.1443
Dilution in net tangible book value per share to new investors	$(1.938)

The information above assumes for illustrative purposes that an aggregate of 34,324,943 shares of our Common Stock were sold during the term of the Offering at a sales price of $2.185 per share, for aggregate gross proceeds of $75,000,000.

The information above is based on 544,868,931 shares of our common stock outstanding as of March 31, 2021, and excludes, as of that date:

•500,000 shares of common stock issuable upon conversion of 500,000 shares of Series A Preferred Stock issued and outstanding;

•19,216,000 shares of common stock issuable upon conversion of 240,200 shares of Series C Preferred Stock issued and outstanding;

•13,616,000 shares of common stock issuable upon exercise of warrants with weighted average exercise price of $0.25 per share;

•29,750,000 shares of common stock issuable upon exercise of warrants with weighted average exercise price of $0.075 per share; and

•500,000 shares of common stock issuable upon exercise of warrants with weighted average exercise price of $0.15 per share.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2021. Such information is set forth on the following basis:

•on an actual basis; and

•on an unaudited as adjusted basis, giving effect to the sale of 34,324,943 shares of common stock in this offering at an assumed offering price of $2.185 per share (excluding the Discounted Shares).

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2021
	Actual	As adjusted
Cash and cash equivalents	$ 6,949,269	$ 81,924,269

Total liabilities	1,097,073	1,097,073
Stockholders’ equity:
Preferred Stock: 1,000,000 shares authorized, par value of $0.001 per share, 500,000 shares of Series A Preferred Stock issued and outstanding; 0 shares of Series B Preferred Stock issued and outstanding; and 1,000,000 shares authorized, par value of $10 per share, and 240,200 shares of Series C Preferred Stock issued and outstanding; actual and as adjusted	2,402,500	2,402,500
Common Stock, par value $0.001 per share; 1,200,000,000 shares authorized, actual and as adjusted; 544,868,931 shares outstanding actual; 80,910121 shares outstanding as adjusted	544,866	580,907
Additional paid-in capital	104,710,521	179,651,196

Accumulated deficit	(99,395,380)	(99,395,380)

Total stockholders’ equity	8,356,257	83,331,257

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering up to $75,000,000 of our Common Stock. The securities are being sold directly to one institutional investor pursuant to the Purchase Agreement. The Equity Line Shares will be issued from time to time during the two-year term of the Purchase Agreement from April 2, 2021.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 3 of the accompanying prospectus.

PLAN OF DISTRIBUTION

This prospectus supplement and the accompanying prospectus relate to the issuance and sale to Tysadco of $75,000,000 of Common Stock pursuant to the Purchase Agreement by and between the Company and Tysadco for the sale of such securities. In connection with the Purchase Agreement, the Company also issued 750,000 shares of its Common Stock to Tysadco as the commitment shares for this transaction.

The sale of securities offered by this prospectus supplement may be completed from time to time during a 24-month period commencing from April 2, 2021. The shares of Common Stock offered hereby are being sold directly by us without the use of any underwriter or placement agent. The investor in this offering may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended.

The Depository Trust Company will credit the shares of Common stock purchased by the investor. The estimated offering expenses payable by us will be approximately $25,000, which includes legal and other fees associated with registering and issuing the Common Stock. After our estimated offering expenses, we expect the net proceeds from this offering to be approximately $75 million. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold, in which case our net proceeds would be reduced.

Electronic Distribution

A prospectus supplement in electronic format is available on the website maintained by the Securities and Exchange Commission at www.sec.gov. Other than the prospectus supplement and the accompanying prospectus in electronic format, any information contained in any other website is not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us and should not be relied upon by investors.

Trading Market

Our common stock is quoted on the OTCQB under the symbol “ABML.”

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of American Battery Metals Corporation, as of June 30, 2020 and September 30, 2019 and for the nine-month and twelve-month periods then ended, respectively, appearing in American Battery Metals Corporation’s Annual Report on Form 10-KT for the transition period ended June 30, 2020, have been audited by Pinnacle Accountancy Group of Utah, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•our Annual Report on Form 10-KT for the year ended June 30, 2020 filed with the SEC on September 28, 2020 and its amendment on Form 10-KT/A filed on October 2, 2020;

•our Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2020 filed with the SEC on November 16, 2020 and its amendment on Form 10-Q/A filed on November 23, 2020, for the quarterly period ended December 31, 2020 filed with the SEC on February 16, 2021, for the quarterly period ended March 31, 2021 filed with the SEC on May 17, 2021;

•our Current Reports on Form 8-K filed with the SEC on November 5, 2020, December 4, 2020, January 6, 2021, March 15, 2021, April 8, 2021, April 27, 2021, May 11, 2021, May 14, 2021, and May 28, 2021; and

•a description of our common stock contained in our Form 10-K for the period ending September 30, 2019, filed with the SEC on December 27, 2019.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

American Battery Metals Corporationa

930 Tahoe Blvd., Suite 802-16

Incline Village, NV 89451

Tel: (775) 473-4744.

PROSPECTUS

AMERICAN BATTERY METALS CORPORATION

$250,000,000 of

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common stock is traded on the OTCQB marketplace maintained by OTC Markets Group, Inc. (“OTC Markets”), under the symbol “ABML.” The trading price of our common stock has been highly volatile since December 2020 and could continue to be subject to wide fluctuations in response to various factors. On February 23, 2021, the last reported sale price of our common stock on OTC Markets was $2.54 per share. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $0.028 and a high of $4.90. From January 4, 2021 through February 22, 2021, our common stock has traded at a low of $1.40 and a high of $2.98 per share. Such high trading price volatility of our common stock could adversely affect your ability to sell your shares of our common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable. We are a pre-revenue company and do not expect to generate any meaningful amount of revenue in the near future. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the most recent completed fiscal quarter and the comparative period in 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “American Battery Metals Corporation,” “ABMC,” “we,” “our,” “us” and the “Company” in this prospectus, we mean American Battery Metals Corporation. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information set forth in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information filed by us with the SEC are also available at our website. The address of the Company’s website is americanbatterytechnology.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•Our Quarterly Report on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 16, 2020 and Quarterly Report on Form 10-Q for the period ended December 31, 2020, filed with the SEC on February 16, 2021

•Our Transition Report on Form 10-KT for the nine months ended June 30, 2020, filed with the SEC on September 28, 2020

•Our Current Reports on Form 8-K filed on the following dates: November 5, 2020, December 4, 2020, and January 6, 2021

•The description of our common stock contained in our Form 10-K for the period ending September 30, 2019, filed with the SEC on December 27, 2019

•All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

American Battery Metals Corporation

930 Tahoe Blvd., Suite 802-16

Incline Village, NV 89451

Tel: (775) 473-4744

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that includes information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as "may," "should," "would," "expect," "intend," "anticipate," "believe," "estimate," "continue," "plan," "potential" and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

THE COMPANY

Background

The lithium-ion battery manufacturing supply chain is organized into four industries that operate in series: battery feedstock providers, material refiners, cell manufacturers, and end-use product (electric vehicle, stationary storage, consumer electronics, etc.) manufacturers. While the scale of manufacturing of lithium-ion battery cells and of electric vehicles and other end-use products have grown substantially within the US in recent years, there has been little domestic growth in the battery feedstock and material refining portions of the manufacturing supply chain. This has led to an imbalance within the domestic US supply chain and has caused the majority of cell manufacturing and end-use product manufacturers to rely on foreign supplies of their raw and refined feedstock materials. The situation is so dire that in its “Mineral Commodity Summaries 2020” report, the US Geological Survey calculated that less than 1% of each of the critical and strategic battery metals (lithium, nickel, cobalt, and manganese) produced globally in 2019 were produced within the US.

American Battery Metals Corporation (“ABMC” or the “Company”) is a startup company in the lithium-ion battery industry that is working to increase the domestic US production of these four battery metals through its engagement in the exploration of new primary resources of battery metals, in the development and commercialization of new technologies for the extraction of these battery metals from primary resources, and in the commercialization of an internally developed integrated process for the recycling of lithium-ion batteries for the recovery of battery metals. Through this three-pronged approach ABMC is working to both increase the domestic production of these battery metals, and also to ensure that as these materials reach their end of lives that the constituent elemental battery metals are returned to the manufacturing supply chain in a closed-loop fashion.

The Company was incorporated under the laws of the State of Nevada on October 6, 2011 for the purpose of acquiring rights to mineral properties with the eventual objective of being a producing mineral company, if and when it ever occurs. We have limited operating history and have not yet generated or realized any revenues from our activities. Our principal executive offices are located at 930 Tahoe Blvd., Suite 802-16, Incline Village, NV 89451.

On August 8, 2016, the Company formed Lithortech Resources Inc. as a wholly owned subsidiary of the Company to serve as its operating subsidiary for lithium resource exploration and development. On June 29, 2018, the Company changed the name of Lithortech Resources to LithiumOre Corp. (“LithiumOre”). On May 3, 2019, the Company changed its name to American Battery Metals Corporation.

The growth in demand for lithium-ion batteries is predicted by industry researchers to grow by over ten-fold over the next ten years, while over the same period there are limited announcements for new production sources of domestic US based lithium, nickel, cobalt, or manganese. As a result, there will be increased pressure on the prices of domestically sourced battery metals, and increased reliance on foreign sourced battery metals. These industry trends support and validate the Company’s multifaceted three-pronged business model to increase the production of domestic US sourced battery metals. The Company is currently a pre-revenue organization and we do not anticipate earning revenues until such time as we have initial operations of our lithium-ion battery recycling facility underway, or until we have undertaken sufficient exploration work to identify lithium and or other battery metals reserves and have validated and commercialized a cost-effective extraction system.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties and other factors described below, in addition to the other information set forth in this prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows or prospects. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATING TO OUR COMPANY

Since we have a limited operating history and have not commenced revenue-producing operations, it is difficult for potential investors to evaluate our business.

Since formation, we have not commenced revenue-producing operations. To date, our operations have consisted of the prior exploratory activities, development and limited testing of our recycling process and the development of our business plan. Our limited operating history makes it difficult for potential investors to evaluate our technology or prospective operations. As an early-stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

We believe that we require a minimum of $10 million of working capital over the next 12 months in order to fund our current operations, excluding the construction of our initial recycling facility near Reno, Nevada. We have undertaken this registration of our common shares to potentially provide a portion of this necessary capital. However, we may require additional capital over the next 12 months, the receipt of which there can be no assurance. In addition, we will require additional capital in order to fully develop our recycling facilities. We intend to seek additional funds through various financing sources, including the private sale of our equity and debt securities, joint ventures with capital partners and project financing of our recycling facilities. In addition, we will consider alternatives to our current business plan that may enable to us to achieve revenue producing operations and meaningful commercial success with a smaller amount of capital. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors will lose their entire investment.

In their report on our financial statements included in this prospectus, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of ongoing operating losses and a lack of financing commitments then in place to meet expected cash requirements. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we do not continue as a going concern, investors will lose their entire investment.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process. If funding is available, we may elect to increase the scope of our operations and acquire complementary businesses. Implementing our business plan will require significant additional funding and resources. If we grow our operations, we will need to hire additional employees and make significant capital investments. If we grow our operations, it will place a significant strain on our existing management and resources. Additionally, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce. Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems. We do not currently have effective internal controls. If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the Commission, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

We have been and expect to be significantly dependent on consulting agreements for the development of our battery recycling facilities, which exposes us to the risk of reliance on the performance of third parties.

In developing our battery recycling technology, we rely to some extent on consulting agreements with third parties as the Company does not have the resources to employ all the necessary staff required for such activities. The failure to obtain and maintain such consulting agreements would substantially disrupt or delay our battery recycling activities. Any such loss would likely increase our expenses and materially harm our business, financial condition and results of operation.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees would adversely impact our business prospects.

If we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy. In addition, the loss of the services of certain key employees, including Douglas Cole, our Chief Executive Officer and Ryan Melsert, our Chief Technology Officer, would adversely impact our business prospects. Our ability to compete in the highly competitive battery recycling technology business depends in large part upon our ability to attract highly qualified managerial, scientific, and engineering personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock grants that vest over time. The value to employees of stock grants that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies. Other technology companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can develop and commercialize products would be limited.

The Company’s activities and operations may be affected by existing or threatened medical pandemics, such as the novel coronavirus (COVID-19).

The full extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning COVID-19 and the actions required to contain or treat its impact, among others. Investors are cautioned that operating and financial performance may vary from the expectations of management and our previously issued financial outlook as a result of the evolving COVID-19 environment.

RISKS RELATING TO OUR BUSINESS AND INDUSTRY

Battery recycling is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of battery recycling is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than we do. There also may be other small companies that are developing similar processes and are farther along than the Company. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to develop technology which is commercially viable.

Our new business model has not been proven by us or anyone else.

We intend to engage in the business of lithium recycling through a proprietary recycling technology. While the production of lithium-ion recycling is an established business, to date most lithium-ion recycling has been produced by way of performing bulk high temperature calcinations or bulk acid dissolutions. We have developed a highly strategic recycling processing train that does not employ any high temperature operations or any bulk chemical treatments of the full battery. We have tested our recycling process on a small scale and to a limited degree; however, there can be no assurance that we will be able to produce battery metals in commercial quantities at a cost of production that will provide us with an adequate profit margin. The uniqueness of our process presents potential risks associated with the development of a business model that is untried and unproven.

While the testing of our recycling process has been successful to date, there can be no assurance that we will be able to replicate the process, along with all of the expected economic advantages, on a large commercial scale.

As of the date of this prospectus, we have built and operated our recycling process on a very small scale. While we believe that our development and testing to date has proven the concept of our recycling process, we have not undertaken the build-out or operation of a large-scale facility capable of recycling large commercial quantities. There can be no assurance that as we commence large scale manufacturing or operations that we will not incur unexpected costs or hurdles that might restrict the desired scale of our intended operations or negatively impact our projected gross profit margin.

Our intellectual property rights may not be adequate to protect our business.

We currently do not hold any patents for our products. Although we expect to file applications related to our technology, no assurances can be given that any patent will be issued on such patent applications or that, if such patents are issued, they will be sufficiently broad to adequately protect our technology. In addition, we cannot assure you that any patents that may be issued to us will not be challenged, invalidated, or circumvented. Even if we are issued patents, they may not stop a competitor from illegally using our patented processes and materials. In such event, we would incur substantial costs and expenses, including lost time of management in addressing and litigating, if necessary, such matters. Additionally, we rely upon a combination of trade secret laws and nondisclosure agreements with third parties and employees having access to confidential information or receiving unpatented proprietary know-how, trade secrets and technology to protect our proprietary rights and technology. These laws and agreements provide only limited protection. We can give no assurance that these measures will adequately protect us from misappropriation of proprietary information.

Our processes may infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions.

The applied science industry is characterized by frequent allegations of intellectual property infringement. Though we do not expect to be subject to any of these allegations, any allegation of infringement could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause suspension of operations or force us to enter into royalty, license, or other agreements rather than dispute the merits of such allegation. If patent holders or other holders of intellectual property initiate legal proceedings, we may be forced into protracted and costly litigation. We may not be successful in defending such litigation and may not be able to procure any required royalty or license agreements on acceptable terms or at all.

Our business strategy includes entering into joint ventures and strategic alliances. Failure to successfully integrate such joint ventures or strategic alliances into our operations could adversely affect our business.

We propose to commercially exploit our recycling process, in part, by entering into joint ventures and strategic relationships with parties involved in the manufacture and recycling of lithium-ion products. Joint ventures and strategic alliances may involve significant other risks and uncertainties, including distraction of management’s attention away from normal business operations, insufficient revenue generation to offset liabilities assumed and expenses associated with the transaction, and unidentified issues not discovered in our due diligence process, such as product quality, technology issues and legal contingencies. In addition, we may be unable to effectively integrate any such programs and ventures into our operations. Our operating results could be adversely affected by any problems arising during or from any joint ventures or strategic alliances.

If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

If our recycling process proves to be commercially valuable, it is likely that we will experience a rapid growth phase that could place a significant strain on our managerial, administrative, technical, operational and financial resources. Our organization, procedures and management may not be adequate to fully support the expansion of our operations or the efficient execution of our business strategy. If we are unable to manage future expansion effectively, our business, operations and financial condition may suffer significantly, resulting in decreased productivity.

The global economic conditions could negatively affect our prospects for growth and operating results.

Our prospects for growth and operating results will be directly affected by the general global economic conditions of the industries in which our suppliers, partners and customer groups operate. We believe that the market price of our principal product, recycled lithium- ion, is relatively volatile and reacts to general global economic conditions. A decline in the price of lithium-ion resulting from over supply or a global economic slowdown and the other global economic conditions could negatively affect our business. There can be no assurance that global economic conditions will not, at times, negatively impact our liquidity, growth prospects and results of operations.

Government regulation and environmental, health and safety concerns may adversely affect our business.

Our operations in the United States will be subject to the Federal, State and local environmental, health and safety laws applicable to the reclamation of lithium-ion batteries. Depending on how any particular operation is structured, our facilities will probably have to obtain environmental permits or approvals to operate, including those associated with air emissions, water discharges, and waste management and storage. We may face opposition from local residents or public interest groups to the installation and operation of our facilities. Failure to secure (or significant delays in securing) the necessary approvals could prevent us from pursuing some of our planned operations and adversely affect our business, financial results and growth prospects. In addition to permitting requirements, our operations are subject to environmental health, safety and transportation laws and regulations that govern the management of and exposure to hazardous materials such as the heavy metals and acids involved in battery reclamation. These include hazard communication and other occupational safety requirements for employees, which may mandate industrial hygiene monitoring of employees for potential exposure to hazardous materials. Failure to comply with these requirements could subject our business to significant penalties (civil or criminal) and other sanctions that could adversely affect our business.

The nature of our operations involves risks, including the potential for exposure to hazardous materials such as heavy metals, that could result in personal injury and property damage claims from third parties, including employees and neighbors, which claims could result in significant costs or other environmental liability. Our operations also pose a risk of releases of hazardous substances, such as heavy metals or acids, into the environment, which can result in liabilities for the removal or remediation of such hazardous substances from the properties at which they have been released, liabilities which can be imposed regardless of fault, and our business could be held liable for the entire cost of cleanup even if we were only partially responsible. Like any manufacturer, we are also subject to the possibility that we may receive notices of potential liability in connection with materials that were sent to third-party recycling, treatment, and/or disposal facilities under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), and comparable state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination, and for damages to natural resources. Liability under CERCLA is retroactive, and, under certain circumstances, liability for the entire cost of a cleanup can be imposed on any responsible party.

In the event we are unable to present and operate our recycling process and operations as safe and environmentally responsible, we may face opposition from local governments, residents or public interest groups to the installation and operation of our facilities.

Control by management may limit your ability to influence the outcome of director elections and other transactions requiring stockholder approval.

As of January 25, 2021, our directors and executive officers beneficially own approximately 10% of our outstanding common stock. In addition, our five directors each own 100,000 shares of our Series A Preferred Shares which each Series A Preferred Share can vote the equivalent of 1,000 shares of Common Stock. Upon the completion of this offering, in addition to control exercised by their board seats and officer positions, such persons will have significant influence over corporate actions requiring stockholder approval, including the following actions:

•to elect or defeat the election of our directors;

•to amend or prevent amendment of our certificate of incorporation or bylaws;

•to effect or prevent a merger, sale of assets or other corporate transaction; and

•to control the outcome of any other matter submitted to our stockholders for vote.

Such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

We expect to experience volatility in the price of our Common Stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $0.028 and a high of $4.90. From the beginning of 2021 through February 22, 2021, our common stock has traded at a low of $1.40 and a high of $2.98 per share. From December 1, 2020 through February 21, 2021, our common stock has traded at a low of $0.23 and a high of $4.07 per share. The intraday stock price changes ranged from $2.49 to $4.90 over the past 30-day period. We believe that our recent stock price volatility and stock trading volume fluctuations have been unrelated or disproportionate to any existing changes to our financial conditions or results of operations during the fiscal quarters ended December 31, 2020 and December 31, 2019. Investors of our common stock may experience rapid and substantial decreases in our stock price, including decreases unrelated to our operating performance or business prospects.

The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team lacks significant public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties and our management would have to divert resources from attending to our business plan.

Our Common Stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock is categorized as “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined therein) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Stock is significantly less than $5.00 per share, and is therefore considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights for or obligations to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 1,200,000,000 shares of Common Stock with a par value of $0.001 per share. As of January 25, 2021, we had 506,737,122 shares of Common Stock outstanding; however, we may issue additional shares of Common Stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of Common Stock or securities convertible into our Common Stock are subject to some form of anti-dilution protection, which could result in the right to purchase significantly more shares of Common Stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock, warrants and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, may negatively impact the market price of our Common Stock, and may also negatively affect stockholders’ investments. If we are able to sell all of our common shares registered in this Registration Statement in the aggregate gross amount of $250,000,000 at an assumed price of $2.50 per share, the approximate closing price quoted on the OTC Markets on February 23, 2021, we will have to issue a total of 100 million shares to the investors, representing approximately 20% of our total issued and outstanding common stock. The supply of a large number of our common shares to the public market may suppress the trading prices of our common stock, cause our stock prices to fluctuate in an undesirable way, and therefore could negatively affect our investors’ ability to sell our common stock at their desired or profitable prices or at all.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our Common Stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors. The holders of the Series B and Series C Preferred Stock are entitled to receive an 8% per annum dividend on their stated value which can be paid in cash or Common Stock at the discretion of the Company (see description of Series B and Series C Preferred Stock below).

The current and future holders of our Common Stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. Nevada Revised Statutes prohibits us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the ordinary course of business, or our total assets would be less than the sum of our total liabilities.

Our Articles of Incorporation and Bylaws do not contain provisions restricting our ability to pay dividends of our Common Stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

Authorized and Outstanding Securities

The Company is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,225,000,000. The number of shares of Preferred Stock which the Corporation is authorized to issue is 25,000,000 with a $.001 par value per share. The number of shares of Common Stock which the Corporation is authorized to issue is 1,200,000,000, with a $.001 par value per share. As of January 25, 2021, there were 500,000 shares of Series A Preferred Stock, 0 shares of Series B Preferred Stock, 281,450 shares of Series C Preferred Stock, and 506,737,122 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefor, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Our amended and restated articles of incorporation authorize 25,000,000 shares of preferred stock and provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

Designation

The Company has designated 500,000 shares of its preferred stock as Series A Preferred Stock.

Ranking

The Series A Preferred Stock ranks senior to the common stock of the Company and to all other Preferred Stock of the Company.

Voting Rights

On all matters submitted to a vote of the shareholders of the Company, each share of Series A Preferred Stock will have 1,000 votes and holders of Series A Preferred Stock will vote with the holders of the Common Stock as one class.

Conversion Rights

The Series A Preferred Stock does not have any conversion rights into the common stock of the Company.

Dividends

The holders of the Series A Preferred Stock are not eligible to participate with respect to any dividends that may be declared by the Board of Directors.

Redemption

Subject to applicable law, the Company may, at any time and from time to time, purchase any shares of the Series A Preferred Stock from the holders.

Liquidation Preference

The Series A Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its par value.

Transfer Restrictions

The outstanding shares of the Series A Preferred Stock may not be transferred, assigned, hypothecated or otherwise conveyed to any party without the affirmative vote of the Board of Directors.

Series B Preferred Stock

Designation

The Company has designated 2,000,000 shares of its preferred stock as Series B preferred stock. The stated value of the Series B Preferred Stock is $10.00 per share.

Ranking

The Series B Preferred Stock ranks senior to the common stock of the Company and to all other Preferred Stock of the Company, except Series A.

Voting Rights

The holders of the Series B Preferred stock do not have voting rights.

Conversion Rights

Each share of Series B Preferred Stock is convertible into forty (40) shares of the Company’s common stock.

Dividends

The holders of the Series B Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in common shares of the Company.

Liquidation Preference

The Series B Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Series C Preferred Stock

Designation

The Company has designated 1,000,000 shares of its preferred stock of Series C preferred stock. The stated value of the Series C Preferred Stock is $10.00 per share.

Ranking

The Series C Preferred Stock ranks senior to the common stock of the Company and to all other Preferred Stock of the Company, except Series A and Series B.

Voting Rights

The holders of the Series C Preferred stock do not have voting rights.

Conversion Rights

Each share of Series C Preferred Stock is convertible into eighty (80) shares of the Company’s common stock.

Dividends

The holders of the Series C Preferred Stock are entitled to receive, and the Company shall pay, non-cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% per annum. The dividends shall be payable at the Company’s option either in cash or in common shares of the Company.

Liquidation Preference

The Series C Preferred Stock is entitled to liquidation rights according to its rank (as set forth above) and at its stated value.

Transfer Restrictions

The Series C Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Anti-Takeover Effects of Nevada Law and Our Charter Documents

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121. The transfer agent’s telephone number is (801) 274-1088.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•the offering price and aggregate number of warrants offered;

•the currency for which the warrants may be purchased;

•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•the terms of any rights to redeem or call the warrants;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•the dates on which the right to exercise the warrants will commence and expire;

•the manner in which the warrant agreements and warrants may be modified;

•a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•the terms of the securities issuable upon exercise of the warrants; and

•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the notice of exercise, and paying the required amount to the Company in immediately available funds, as provided in the applicable prospectus supplement. Upon receipt of the notice of exercise and the required payment, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant agreement are exercised, then we will issue a new warrant agreement for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Nevada.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•the terms of the unit agreement governing the units;

•United States federal income tax considerations relevant to the units; and

•whether the units will be issued in fully registered or global form.

The provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock and warrant included in each unit, as applicable.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the OTCQB in the case of our common stock;

•in the over-the-counter market;

•in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•through the writing of options, whether the options are listed on an options exchange or otherwise.

•Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•the public offering price;

•the name or names of any underwriters, dealers or agents;

•the purchase price of the securities; ·

•the proceeds from the sale of the securities to us; ·

•any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; ·

•any discounts or concessions allowed or reallowed or repaid to dealers; and ·

•the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our common stock is traded on the OTCQB under the symbol “ABML”. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our common stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Law Office of Jeffrey Maller, PC, Los Angeles, California, has provided an opinion, and will continue to will provide opinions, regarding the validity of the shares of our Common Stock. Law Office of Jeffrey Maller, PC may also provide opinions regarding certain other matters.

EXPERTS

The consolidated financial statements of American Battery Metals Corporation and its subsidiaries as of June 30, 2020 and September 30, 2019, and for the nine and twelve month periods then ended, respectively, have been incorporated by reference herein in reliance upon the report of Pinnacle Accountancy Group of Utah, independent registered public accounting firm (a dba of the PCAOB-registered firm Heaton & Company, PLLC), and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

$75,000,000 of Common Stock

June 30, 2021